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                                                                     EXHIBIT 5.1

                 [MANATT, PHELPS & PHILLIPS, LLP LETTERHEAD]


November 5, 1996



Three Rivers Financial Corporation
123 Portage Avenue
Three Rivers, Michigan  49093


                 RE:  THREE RIVERS FINANCIAL CORPORATION
                      REGISTRATION STATEMENT ON FORM S-8
                      REGISTERING SHARES ISSUABLE UNDER THE
                      STOCK OPTION AND INCENTIVE PLAN AND THE
                      RECOGNITION AND RETENTION PLAN AND TRUST


Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") being filed by Three Rivers Financial Corporation ("Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 120,347 shares of the Common Stock, par value $.01 per share, of the Company which may be issued pursuant to the exercise of options and grant of restricted shares under the Company's Stock Option and Incentive Plan and Recognition and Retention Plan and Trust (the "Plans").

     We have examined such instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that the 120,347 shares of Common Stock which may be issued upon exercise of options and grant of restricted shares under the Plans are duly authorized shares of the Company's Common Stock, and, when issued against payment of the purchase price therefor in accordance with the provisions of the Plans, will be validly issued, fully paid and non-assessable.

     This opinion is issued to you solely for use in connection with the Registration Statement on Form S-8 and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this Firm.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 which is being filed on behalf of the Company in connection with the registration of the aforementioned shares of Common Stock under the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        MANATT, PHELPS & PHILLIPS, LLP